UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2015 (May 11, 2015)

Teledyne Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California	91360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On May 5, 2015, Teledyne Technologies Incorporated (“Teledyne”) filed a Current Report on Form 8-K reporting that Cynthia Y. Belak had been appointed Vice President and Controller, effective May 6, 2015.

On May 11, 2015, Ms. Belak’s annual base salary was increased to $315,000 effective as of May 6, 2015. In addition, subject to approval by the Personnel and Compensation Committee of Teledyne’s Board of Directors: (1) Ms. Belak’s participation percentage in Teledyne’s Performance Share Program for the 2015-2017 performance cycle will be increased to 100% effective as of May 6, 2015; (2) the target percentage for Ms. Belak’s Annual Incentive Plan award will be 60% effective as of May 6, 2015; and (3) Ms. Belak will be granted 8,000 options to purchase shares of Teledyne common stock, when annual option grants are next awarded by the Personnel and Compensation Committee of Teledyne’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Melanie S. Cibik
Melanie S. Cibik
Senior Vice President, General Counsel and Secretary

Dated: May 15, 2015